UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 22, 2021
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27200 Tourney Road
Suite 200
Santa Clarita
California	91355
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
N/A
(Former Name or Former Address, if Changed Since Last Report)
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2021, the Board of Directors (the “Board”) of California Resources Corporation (the “Company”) named Mark A. McFarland President and Chief Executive Officer, removing his previous interim title.

Mr. McFarland, 51, has served on the Board since the Company’s emergence from bankruptcy in October 2020, serving as the Executive Chairman of the Board from November 2020 to December 31, 2020 and Chairman of the Board and Interim Chief Executive Officer of the Company since December 31, 2020. Mr. McFarland has served as the Executive Chairman of GenOn Energy, Inc. since December 2018, but stepped back from his Executive Chairman role in connection with his appointment as President and Chief Executive Officer of the Company (he will remain on the board of GenOn Energy). From April 2017 to December 2018, he was the President and Chief Executive Officer of GenOn and served on its Board of Managers. From 2013 to 2016, he served as Chief Executive Officer of Luminant Holding Company LLC, a subsidiary of Energy Future Holdings Corporation. From 2008 to 2013, he served as both Chief Commercial Officer of Luminant and Executive Vice President, Corporate Development and Strategy of Energy Future Holdings. From 1999 to 2008, Mr. McFarland served in various roles at Exelon Corporation, including as Senior Vice President, Corporate Development from 2005 to 2008 and Vice President, Exelon Generation from 2003 to 2005. He served on the Board of Managers of Bruin E&P Partners, LLC from March 2020 to August 2020. He served on the Board of Directors of TerraForm Power, Inc. from October 2017 to July 2020. He served on the Board of Directors of Chaparral Energy, Inc. from December 2019 to October 2020. Mr. McFarland earned his Masters of Business Administration from the University of Delaware and a Bachelor of Science degree in Civil Engineering (Environmental Concentration) from Virginia Polytechnic Institute and State University. He received his professional engineer license in 1995.

There are no arrangements or understandings between Mr. McFarland and any other persons pursuant to which he was selected to serve as the Company’s President and Chief Executive Officer. There are no family relationships between Mr. McFarland and any director or executive officer of the Company, and Mr. McFarland has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. McFarland’s appointment, on March 22, 2021 (the “Effective Date”), the Company and Mr. McFarland entered into an Employment Agreement (the “Employment Agreement”). The Employment Agreement provides for a two-year term beginning on the Effective Date, during which either the Company or Mr. McFarland may terminate the employment relationship for any or no reason (such two-year or earlier period, the “Term”). The parties may mutually agree to extend the Term for additional one-year periods. Pursuant to the Employment Agreement, during the Term, Mr. McFarland will receive an annualized base salary of $850,000, will be covered under the Company’s directors and officers liability insurance and will be eligible (i) to receive an annual cash bonus with a target value of 120% of his base salary (reduced for 2021 by the difference, if any, between the amount of fees earned by Mr. McFarland from January 1, 2021 to March 21, 2021 for his service during such period as Interim Chief Executive Officer and the amount of base salary that would have been paid to Mr. McFarland during such period pursuant to the Employment Agreement had such agreement been in effect January 1, 2021), (ii) to participate in those benefit plans and programs of the Company available to similarly situated executives and (iii) commencing in 2023, to receive annual long-term incentive awards (expected to be comprised 70% of performance stock units (“PSUs”) and 30% of restricted stock units (“RSUs”)) under the Company’s 2021 Long Term Incentive Plan (the “LTIP”) with a target grant date value of not less than 588% of his base salary as in effect on the applicable grant date. Mr. McFarland also received an initial long-term incentive award consisting of PSUs with a grant date target value of $7,993,870 (the “Initial PSUs”) and RSUs with a grant date value of $6,291,692 (the “Initial RSUs”), in each case, under the LTIP in connection with his appointment as President and Chief Executive Officer of the Company. The Initial PSUs are earned during a three-year performance period only if the volume weighted average per share price of the Company’s common stock over a sixty trading day period (“VWAP”) equals or exceeds certain thresholds, such that 25% of the Initial PSUs are earned if the VWAP equals 115% of the closing price of a share of the Company’s stock as of the trading day preceding the date of grant, 50% of the Initial PSUs are earned if the VWAP equals 132.25% of such closing price, 75% of the Initial PSUs are earned if the VWAP equals 152.0875% of such closing price, and 100% of the Initial PSUs are earned if the VWAP equals or exceeds 174.9% of such closing price (with linear interpolation between such levels).

The Employment Agreement also provides for certain severance payments and benefits to be provided to Mr. McFarland upon his termination of employment by the Company without “Cause” or his resignation for “Good Reason,” death or “Disability” (each quoted term as defined in the Employment Agreement). Upon Mr. McFarland’s termination of employment for any reason, the Employment Agreement provides that the Company shall pay him all unpaid base salary, any unreimbursed business, relocation or legal expenses incurred prior to the date on which his employment terminates (as applicable, the “Termination Date”) and all benefits to which he is entitled under the terms of any applicable benefit plan.

Upon Mr. McFarland’s termination of employment by the Company without Cause, or by Mr. McFarland for Good Reason, in each case, prior to the expiration of the Term, then Mr. McFarland will receive payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the Termination Date occurs and, so long as Mr. McFarland executes a release of claims in favor of the Company and its affiliates and abides by the restrictive covenants within the Employment Agreement, he shall receive (i) severance payments in a total amount equal to 24 months of his base salary as of the Termination Date, generally payable in 24 substantially equal monthly installments following the Termination Date, (ii) payment of one times (or two times if such termination of employment occurs within the one-year period following a qualifying “Change in Control” (such quoted term as defined in the LTIP)) the target annual bonus for the calendar year in which the Termination Date occurs, (iii) reimbursement for the difference between the amount he pays to effect continued coverage (including coverage for his spouse and eligible dependents) under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the executive contribution amount that similarly situated executives of the Company pay for the same or similar coverage under such group health plans, during the portion, if any, of the 18-month period following the Termination Date that he elects to continue coverage, and (iv) full vesting of the Initial RSUs and the Initial PSUs and the Initial PSUs may become earned based on the level of achievement of the applicable performance goal.

If Mr. McFarland’s employment is terminated due to his death or Disability, he shall receive (i) payment of any earned but unpaid annual bonus for the calendar year preceding the calendar year in which the termination of employment occurs and (ii) a pro-rata portion of the annual bonus for the calendar year in which the Termination Date occurs, based on actual performance for such calendar year and payable at the time such bonuses are paid to similarly situated executives of the Company.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full and complete text of the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On March 22, 2021, the Company issued a press release announcing Mr. McFarland’s appointment as President and Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any other filing under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Mark A. McFarland and California Resources Corporation, dated March 22, 2021.
99.1	Press release dated March 22, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Senior Executive Vice President, Chief Administrative Officer and General Counsel

DATED: March 22, 2021